AREIF II REALTY TRUST, INC.

                                 FIRST AMENDMENT
                               TO CREDIT AGREEMENT


                  This FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is dated as of December 17, 1997 and entered into by and among AREIF II Realty Trust, Inc., a Maryland corporation ("Borrower"), the financial institutions listed on the signature pages hereof ("Lenders") and Bankers Trust Company, as agent for Lenders ("Agent"), and is made with reference to that certain Credit Agreement dated as of February 27, 1997 (the "Credit Agreement"), by and among Borrower, Lenders and Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.


                                                     RECITALS

                  WHEREAS, Borrower and Lenders desire to amend the Credit Agreement to increase the Commitments by $________* (the "Additional Commitment") to $________* and make certain other amendments as set forth below;

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

                  Section 1.  AMENDMENTS TO THE CREDIT AGREEMENT

                  1.1  Amendments to Section 1:  Provisions Relating
                           to Defined Terms

                  A. Subsection 1.1 of the Credit Agreement is hereby amended by adding thereto the following definitions, which shall be inserted in proper alphabetical order:

                  "Beneficially Own" has the meaning assigned to such term in the Common Stock Rights Agreement.

--------
* Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

669237.2
                                                         1

                  "Custodial Agreement" means that certain Securities Account Control Agreement dated as of December 17, 1997 by and between Agent, as Secured Party and Bankers Trust Company, as Securities Intermediary.

                  "First Amendment" means that certain First Amendment to this Agreement dated as of December 17, 1997 by and among Borrower, Lenders and Agent.

                  "New Stock Purchase Agreement" means that certain Purchase Agreement dated December 12, 1997 between Borrower and Koger, as amended, supplemented or otherwise modified from time to time.

                  "Pledge Amendment" means that certain Pledge Amendment dated as of December 17, 1997 to the Pledge Agreement dated as of February 27, 1997 between Borrower and Agent.

                  B. Subsection 1.1 of the Credit Agreement is hereby further amended by deleting the definition of "Notes" therefrom in its entirety and substituting the following therefor:

         " 'Notes' means (i) the amended and restated promissory notes of Borrower issued pursuant to the First Amendment to this Agreement substantially in the form of Annex A annexed thereto and (ii) any promissory notes issued by Borrower pursuant to the last sentence of subsection 9.1B(i) in connection with assignments of the Commitments or Loans of any Lenders substantially in the form of Exhibit III annexed hereto, in each case, as they may be amended, supplemented or otherwise modified from time to time."

                   1.2 Amendments to Section 2: Amounts and Terms of Commitments and Loans

                  A. Commitments. Subsection 2.1A of the Credit Agreement is hereby amended by (i) deleting the reference to "$________*" contained therein and substituting $________* therefor, (ii) inserting the words "and the First Amendment Effective Date" after the words "Closing Date" in the third and tenth lines thereof and (iii) inserting the words "or the First Amendment Effective Date, as applicable" after the words Closing Date in the sixth line thereof.

                  B. Loans. Subsection 2.5A of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

--------
* Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

669237.2  2

                            "A.  Loans.  The  proceeds  of the  Loans  shall  be
applied by Borrower to (i) make a dividend or other distributions or payments to Apollo or (ii) purchase Koger Common Stock pursuant to the New Stock Purchase Agreement."

                   1.3 Amendments to Section 4: Borrower's Representations and Warranties

                   A. 4.5 Title to Properties; Liens. Subsection 4.5 of the Credit Agreement is hereby amended by deleting the first sentence thereof in its entirety and substituting the following therefor:

                   "Borrower has good title to all of the Koger Common Stock set forth on Schedule I to the Amended Pledge Agreement."

                   B. 4.15 Koger Common Stock. Subsection 4.15 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

                  "4.15 Koger Common Stock. Borrower Beneficially Owns 5,559,695 shares of Koger Common Stock. None of Borrower's Affiliates Beneficially Owns any Koger Common Stock or any right to receive, subscribe for or otherwise acquire any shares of Koger Common Stock other than the 84,300 shares of Koger Common Stock owned by Apollo Real Estates Investment Fund II, L.P."

                  1.4      Amendment to Section 6: Borrower's Negative Covenants

                  "6.3 Investments. Subsection 6.3 of the Credit Agreement is hereby amended by deleting clause (ii) thereof and substituting the following therefor:

                  "(ii) Borrower may make and own Investments in Koger Common Stock and rights to acquire Koger Common Stock; provided that (a) Borrower and its Affiliates shall at no time Beneficially Own more than __%* of the total number of outstanding shares of Koger Common Stock and (b) Borrower shall pledge all such Koger Common Stock and rights to acquire Koger Common Stock in favor of Agent pursuant to the Pledge Agreement."

                  1.5      Amendment to Section 7: Events of Default

                  Section 7 of the Credit Agreement is hereby amended by adding the following proviso at the end of clause (ii) of the first paragraph following subsection 7.14:

--------

* Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

669237.2
                                                         3

                  "; provided that, if at the time of the occurrence of an Event of Default described in clause (ii) hereof, (x) there are only two Lenders, (y) Bankers is not a Lender, and (z) either BankBoston, N.A. or Bank of America, National Trust and Savings Association is a Lender holding less than 50% of the aggregate Loan Exposure of all Lenders then, if such Event of Default continues for more than 90 days, the amounts described in clauses (a) and (b) above shall be and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan shall thereupon terminate.

                  1.6      Modification of Schedules

                  Schedule  2.1:  Lenders'  Commitments  and  Pro  Rata  Shares.
Schedule 2.1 to the Credit Agreement is hereby amended by deleting said Schedule
2.1 in its entirety and substituting in place thereof a new Schedule 2.1 in the form of Annex B to this Amendment.

                   Schedule 4.8: Material Contracts. Schedule 4.8 to the Credit Agreement is hereby amended by adding thereto the information contained in Annex C to this Amendment.

                  Section 2.        INTENTIONALLY OMITTED

                  Section 3.        CONDITIONS TO EFFECTIVENESS

                  Notwithstanding anything to the contrary herein, this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "First Amendment Effective Date"):

                  A. On or before the First Amendment Effective Date, Borrower shall deliver to Lenders (or to Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the First Amendment Effective
Date:

                           1. Certified copies of any amendments made to its Articles of Incorporation on or after February 27, 1997 (the "Prior Delivery Date"), certified as of the First Amendment Effective Date by its corporate secretary or assistant secretary as being the only amendments thereto since the Prior Delivery Date (or, if there have been no such amendments since the Prior Delivery Date, a certificate of its corporate secretary or assistant secretary to that effect) together with a good standing certificate from the Secretary of State of the State of Maryland dated a recent date prior to the First Amendment Effective Date;

                           2. Copies of any amendments made to its Bylaws on or after Prior Delivery Date, certified as of the First Amendment Effective Date by its corporate secretary or assistant secretary as being the only amendments thereto since the Prior

669237.2
                                                         4

         Delivery Date (or, if there have been no such amendments since the Prior Delivery Date, a certificate of its corporate secretary or assistant secretary to that effect);

                           3. Resolutions of its Board of Directors approving and authorizing the execution, delivery, and performance of this Amendment and the Pledge Amendment and approving and authorizing the execution, delivery and payment of the Amended and Restated Notes, certified as of the First Amendment Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

                           4. Signature and incumbency certificates of its officers executing this Amendment, the Pledge Amendment and the Amended and Restated Notes (as hereinafter defined); and

                           5. Executed copies of this Amendment, the Pledge Amendment and the amended and restated Notes (substantially in the form of Annex A to this Amendment, drawn to the order of each Lender and with appropriate insertions) (the "Amended and Restated Notes").

                  B. Agent shall have received all documents or instruments, and Borrower shall have taken all actions, necessary or advisable, in the opinion of Agent and its counsel, to create and maintain a perfected security interest in favor of Agent, in all of the Collateral pledged under the Amended Pledge Agreement (as hereinafter defined) including (i) evidence that all Pledged Shares (as defined in the Amended Pledge Agreement) are held in the securities account maintained by Bankers Trust Company in the name "BTCO/AREIF II REALTY TRUST, INC. COLLATERAL ACCOUNT" and (ii) the delivery to Agent of UCC- 3 amendments revising the collateral description to include the New Stock Purchase Agreement as an "Assigned Agreement".

                  C. Borrower shall have obtained all Governmental Authorizations and all consents of other Persons that are necessary or that Agent may request in connection with the transactions contemplated hereby, all in form and substance satisfactory to the Agent. In addition, Borrower shall have entered into amendments of, or supplements to, each Related Agreement to the extent necessary or that Agent may request in connection with the transactions contemplated hereby, all in form and substance satisfactory to the Agent. Without limiting the generality of the foregoing:

                           (i)      *

                           (i)      *

--------
* Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

669237.2
                                                         5

                  D. Lenders and their respective counsel shall have received originally executed copies of one or more favorable written opinions of Battle Fowler, L.P., counsel for Borrower, in form and substance reasonably satisfactory to Agent and its counsel, dated as of the First Amendment Effective Date with respect to the enforceability of the Amended Agreement and the Amended Pledge Agreement and as to such other matters as Agent acting on behalf of Lenders may reasonably request.

                  E. Lenders and their respective counsel shall have received originally executed copies of one or more favorable written opinions of Ballard Spahr Andrews & Ingersoll, Maryland counsel for Borrower, in form and substance reasonably satisfactory to Agent and its counsel, dated as of the First Amendment Effective Date with respect to the enforceability of the Amended Agreement and the Amended Pledge Agreement and as to such other matters as Agent acting on behalf of Lenders may reasonably request.

                  F. Agent shall have received from Borrower an amendment fee in an amount equal to __%* of the Additional Commitment.

                  G. The "Settlement Date" under the Assignment Agreement between Bankers Trust Company, BankBoston, N.A. and Bank of America, National Trust and Savings Association, N.A. shall have occurred.

                  H. On or before the First Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Agent and such counsel, and Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Agent may reasonably request.

                  Section 4.        BORROWER'S REPRESENTATIONS AND WARRANTIES

                  In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Borrower represents and warrants to each Lender that the following statements are true, correct and complete:

                  A. Corporate Power and Authority. Borrower has all requisite corporate power and authority to enter into this Amendment and the Pledge Amendment, to issue the Amended and Restated Notes and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "Amended Agreement") and the Pledge Agreement as amended by the Pledge Amendment (the "Amended Pledge Agreement").

--------
* Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

669237.2
                                                         6

                  B. Authorization of Agreements. The execution and delivery of this Amendment, the Pledge Amendment and the Amended and Restated Notes, the performance of the Amended Agreement and the Amended Pledge Agreement and the issuance, delivery and payment of the Amended and Restated Notes have been duly authorized by all necessary corporate action on the part of Borrower.

                  C. No Conflict. The execution and delivery by Borrower of this Amendment, the Pledge Amendment and the performance by Borrower of the Amended Agreement and the Amended Pledge Agreement, and the issuance, delivery and payment of the Amended and Restated Notes by Borrower do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Borrower, the Articles of Incorporation or Bylaws of Borrower or any order, judgment or decree of any court or other agency of government binding on Borrower, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation of Borrower, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Borrower (other than Liens created under any of the Loan Documents in favor of Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any contractual obligation of Borrower, except for such approvals or consents which have been obtained on or before the First Amendment Effective Date and disclosed in writing to Lenders.

                  D. Governmental Consents. The execution and delivery by Borrower of this Amendment and the Pledge Amendment and the performance by Borrower of the Amended Agreement and the Amended Pledge Agreement and the issuance, delivery and payment of the Amended and Restated Notes by Borrower do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

                  E. Binding Obligation. This Amendment, the Amended Agreement, the Pledge Amendment and the Amended Pledge Agreement have been duly executed and delivered by Borrower and are, and the Amended and Restated Notes, when executed and delivered, will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

                  F. Incorporation of Representations and Warranties From Credit Agreement. The representations and warranties contained in Section 4 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date or are amended hereby, in which case they were true, correct and complete in all material respects on and as of such earlier date or as amended hereby.


669237.2
                                                         7

                  G. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

                  Section 5.        ACKNOWLEDGEMENT AND CONSENT

                  Borrower is a party to the Amended Pledge Agreement, pursuant to which Borrower has created Liens in favor of Agent on certain Collateral to secure the Obligations. Borrower hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment. Borrower hereby confirms that the Amended Pledge Agreement and all Collateral encumbered thereby will continue to secure to the fullest extent possible the payment and performance of all "Secured Obligations" (as such term is defined in the Amended Pledge Agreement), including without limitation the payment and performance of all such "Secured Obligations," in respect of the Obligations of Borrower now or hereafter existing under or in respect of the Amended Agreement and the Notes defined therein. Without limiting the generality of the foregoing, Borrower hereby acknowledges and confirms the understanding and intent of such party that, upon the effectiveness of this Amendment, and as a result thereof, the definition of "Obligations" contained in the Amended Agreement includes the obligations of Borrower under the Amended and Restated Notes.

                  Borrower  acknowledges  and  agrees  that the  Amended  Pledge
Agreement shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Borrower represents and warrants that all representations and warranties contained in the Amended Pledge Agreement are true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

                  Section 7.  MISCELLANEOUS

                   A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

                  (i) On and after the First Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.


669237.2
                                                         8

                  (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

                  (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

                  B. Fees and Expenses. Borrower acknowledges that all costs, fees and expenses as described in subsection 9.2 of the Credit Agreement incurred by Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Borrower.

                  C. Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

                  D. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                  E. Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment shall become effective upon the execution of a counterpart hereof by Borrower and Lenders and receipt by Borrower and Agent of written or telephonic notification of such execution and authorization of delivery thereof.





                                   [Remainder of page intentionally left blank]

669237.2
                                                         9

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                            AREIF II REALTY TRUST, INC.


                                            By:  /s/John Jacobsson
                                                --------------------------------
                                                     Name:  John Jacobsson
                                                     Title:    Vice President


                                      BANKERS TRUST COMPANY, individually and as
                                         Agent


                                            By:  /s/
                                                --------------------------------
                                                     Name:
                                                     Title:

                                            BANKBOSTON, N.A., as a Lender


                                            By:  /s/
                                                 -------------------------------
                                                     Name:
                                                     Title:


                                          BANK OF AMERICA, NATIONAL TRUST AND
                                          SAVINGS ASSOCIATION, N.A., as a Lender


                                            By:  /s/
                                                --------------------------------
                                                     Name:
                                                     Title: